Exhibit 99.1

CenterPoint Communications
Natalie Hedde: 812.491.5105
Natalie.hedde@centerpointenergy.com

CenterPoint Investor Relations
David Mordy: 713.207.6284
David.mordy@centerpointenergy.com

Miller Pipeline Communications
Laura Morrow: 317.653.5284
Laura.morrow@millerpipeline.com

PowerTeam Services
Abernathy MacGregor
Blair Hennessy: 212.371.5999
bth@abmac.com
Christen Bagley: 713.999.8057
cdb@abmac.com

For Immediate Release

CenterPoint Energy to Sell Miller Pipeline and Minnesota Limited to PowerTeam Services

- Sale streamlines *CenterPoint Energy's* operations and allows for increased focus on its core utility businesses
- Combination of Miller Pipeline and Minnesota Limited with PowerTeam creates one of the largest integrated infrastructure services providers to the natural gas and electric industries in the United States
- Transaction is expected to close in the second quarter of 2020

Houston and Atlanta – Feb. 3, 2020 – CenterPoint Energy, Inc. (NYSE: CNP) and PowerTeam Services, LLC ("PowerTeam"), an integrated infrastructure services provider, today announced that they have entered into an agreement through which CenterPoint Energy will sell Miller Pipeline and Minnesota Limited (collectively, "MVerge") to PowerTeam for $850 million in cash, subject to customary purchase price adjustments. Net proceeds of the sale will be used to repay a portion of outstanding CenterPoint Energy debt.

Scott Prochazka, president and chief executive officer of CenterPoint Energy, said, "The sale is a key achievement in our ongoing strategic focus to strengthen our balance sheet and improve our business risk profile and earnings quality pursuant to increased relative contribution of our core utility businesses. Post transaction, we expect our utility earnings contribution to increase to greater than 80% over the next few years."

Prochazka added, "With PowerTeam, we believe we have found the right company to continue growing the businesses of Miller Pipeline and Minnesota Limited and position them for long-term success."

Miller Pipeline and Minnesota Limited, which represent CenterPoint Energy's Infrastructure Services business segment, are two of the premier natural gas distribution and transmission pipeline contractors in the United States, providing services to customers in 35 states. In 2019, both Miller Pipeline and Minnesota Limited were acquired by CenterPoint Energy in the CenterPoint Energy-Vectren Corporation merger. Miller Pipeline is headquartered in Indianapolis, Ind. and employs more than 3,500 people. Minnesota Limited is based in Big Lake, Minn. with peak employment of more than 1,400 employees.

CenterPoint Communications CenterPoint Investor Relations PowerTeam Services Natalie Hedde: 812.491.5105 David Mordy: 713.207.6284 Abernathy MacGregor Natalie.hedde@centerpointenergy.com David.mordy@centerpointenergy.com Blair Hennessy: 212.371.5999 bth@abmac.com Miller Pipeline Communications Christen Bagley: 713.999.8057 Laura Morrow: 317.653.5284 cdb@abmac.com Laura.morrow@millerpipeline.com For Immediate Release Page 2 of 3 “PowerTeam’s combination with Miller Pipeline and Minnesota Limited creates a powerful platform with nationwide scale to continue to safely and reliably serve customers, provide enhanced career opportunities for employees, and capitalize on significant growth opportunities in the utility and energy infrastructure industry,” said Brian Palmer, chief executive officer of PowerTeam, who will serve as the chief executive officer of the combined company. “Our highly complementary businesses have a shared set of values and a diverse customer base and geographic presence that will serve as the foundation for our continued growth. Together, we will focus on continuing to deliver top-notch safety, execution, quality and professionalism to our customers across the United States.” Doug Banning, current chief executive officer of MVerge who will continue to oversee Miller Pipeline and Minnesota Limited, said, “This is an exciting development for everyone at Miller Pipeline and Minnesota Limited. PowerTeam shares our goal of being the best in the industry and recognizes the talent that our organization brings. By combining two industry leaders, we believe our employees and customers will see significant benefits.” The sale is anticipated to be completed in the second quarter of 2020, subject to the satisfaction of customary closing conditions, including the expiration or termination of the Hart-Scott- Rodino waiting period. J.P. Morgan is serving as exclusive financial advisor to CenterPoint Energy. Latham & Watkins LLP is acting as legal counsel to CenterPoint Energy. Credit Suisse, UBS Investment Bank, and Harris Williams are serving as financial advisors to PowerTeam, and Debevoise & Plimpton LLP is serving as legal counsel to PowerTeam. Headquartered in Houston, Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with regulated utility businesses in eight states and a competitive energy businesses footprint in nearly 40 states. Through its electric transmission & distribution, power generation and natural gas distribution businesses, the company serves more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. CenterPoint Energy’s competitive energy businesses include natural gas marketing and energy-related services; energy efficiency, sustainability and infrastructure modernization solutions; and construction and repair services for pipeline systems, primarily natural gas. The company also owns 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 14,000 employees and nearly $35 billion in assets, CenterPoint Energy and its

CenterPoint Communications CenterPoint Investor Relations PowerTeam Services Natalie Hedde: 812.491.5105 David Mordy: 713.207.6284 Abernathy MacGregor Natalie.hedde@centerpointenergy.com David.mordy@centerpointenergy.com Blair Hennessy: 212.371.5999 bth@abmac.com Miller Pipeline Communications Christen Bagley: 713.999.8057 Laura Morrow: 317.653.5284 cdb@abmac.com Laura.morrow@millerpipeline.com For Immediate Release Page 3 of 3 predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com. PowerTeam Services, LLC, based in Atlanta, Ga., is an industry-leading provider of integrated infrastructure services to the natural gas and electric industries across 20 states. PowerTeam employs more than 4,000 people throughout the United States and its operating companies include KS Energy Services, Southeast Connections, Volt Power and Hydro-X. For more information, visit http://www.powerteamservices.com Forward-Looking Statement The statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this press release are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to benefits of the sale, the timing of the closing and the relative contribution of CenterPoint Energy’s core energy delivery business after closing. Each forward-looking statement contained in this press release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the timing of the expiration or termination of the Hart-Scott-Rodino waiting period or any other commitment to not close before a certain date under a timing agreement with the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice, (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (3) the risk that a condition to the closing of the proposed transactions may not be satisfied, (4) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (5) the timing to consummate the proposed transactions, (6) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers, (7) the diversion of management time and attention on the proposed transactions and (8) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission. ###